EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated October 20, 1995, except to Note 12, as to which the date is September 5, 1996, in the Registration Statement (Form S-3) and the related Prospectus of International Speedway Corporation for the registration of 4,000,000 shares of its Class A Common Stock.

   We also consent to the incorporation by reference therein of our report dated October 20, 1995 with respect to the financial statement schedule of International Speedway Corporation for the years ended August 31, 1995, 1994, and 1993 included in the Annual Report (Form 10-K) for 1995 filed with the Securities and Exchange Commission.

                               Ernst & Young LLP

Jacksonville, Florida
September 5, 1996

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   The foregoing consent is in the form that will be signed upon the completion of the recapitalization of the Company as described in Note 12 to the financial statements.

                               Ernst & Young LLP

Jacksonville, Florida
September 5, 1996